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                                                              EXHIBIT 10.31

                               HESKA CORPORATION

               CONSULTANT SERVICES AND CONFIDENTIALITY AGREEMENT


          This Agreement is made between me, the undersigned, and Heska Corporation and its affiliates, as defined in this Agreement (the "Company"), as of this 14th day of December, 1998. In consideration of my retention by the Company to perform consulting services and the compensation to be paid to me, I hereby agree with the Company as follows:

          1.0  Consulting.  I agree to serve as President and Chief Executive
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Officer of the Company from the date of this Agreement through December 31, 1998 and Chairman of the Board of Directors of the Company and as a consultant to the Company for the period commencing on January 1, 1999 and concluding on the date set forth on Exhibit A hereto, subject to the termination of this Agreement in accordance with Section 7; provided, however, that my service as President, Chief Executive Officer, Chairman of the Board of Directors and as a director of the Company shall be subject in all respects to the bylaws and the certificate of incorporation of the Company and by applicable law (including the Delaware General Corporation Law), and nothing herein is intended to, nor does it, alter the provisions or requirements of such bylaws, certificate of incorporation or law, as the same may be amended from time to time. The period during which I serve as a consultant to the Company is referred to as the "Consulting Period".

          2.0  Duties.  My consulting services will be in connection with the
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activities specified on Exhibit A.  During the Consulting Period, I will perform all duties to the best of my ability. In the performance of such duties, I will consult with the Company in the manner set forth on Exhibit A, to take place at the Company's facilities or at another place reasonably requested by the Company. I will be available for reasonable telephone consultation with the Company or the other parties with respect to whom my consulting services are being rendered.

          3.0  Compensation.  The parties agree that my sole compensation for
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services rendered pursuant to this Agreement shall be as set forth on Exhibit A.

          4.0  Confidential Information.
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          4.1  Access to Confidential Information.  I understand that, during
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the Consulting Period with the Company, I will be exposed, in the trust and confidence of the Company, to confidential information and data, including techniques, know-how, trade secrets, procedures, business matters or affairs, inventions, designs, methods, systems, improvements or other information designated as confidential (herein "Confidential Information") belonging to the Company or its subsidiaries or to its customers or others with whom the Company has a joint venture, research contract or other business relationship (all such subsidiaries, customers and other parties referred to herein as "affiliates") requiring the Company to maintain the confidentiality of such information.
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          4.2  Nondisclosure of Confidential Information.  I agree that, during
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the Consulting Period or thereafter, I will not, directly or indirectly, disclose any Confidential Information to any third party or use any Confidential Information for any purpose other than providing services to the Company without the prior written approval of the Company. For purposes of this Agreement, information shall be considered to be confidential if not known by the trade generally even though such information has been disclosed to one or more third parties pursuant to distribution or licensing agreements, research agreements or other agreements or in connection with other business relationships. Such information will not be considered to be confidential, however, to the extent that it is or becomes, through no fault of mine, publicly known or to the extent that I already knew such information at the time of its disclosure to me by the Company, as evidenced by written materials in my files.

          4.3  Confidential Information Property of the Company.  I understand
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that all data, including drawings, prints, specifications, designs, notes, notebooks, records, documents, reproductions or other papers or memoranda of every kind which come into my possession in the course of providing the consulting services are the sole property of the Company, and I will surrender all such property to the Company upon request and in any event upon termination of my services.

          5.0  Assignment of Inventions.
               ------------------------

          5.1  Maintenance of Records.  I agree to keep separate and segregated
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from my other personal property, including any work I am doing for any other party, all documents, records, notebooks and correspondence relating to my work for the Company, and to maintain notebooks and other records in such form as the Company reasonably requests.

          5.2  Disclosure of Inventions.  I will promptly disclose to the
               ------------------------
Company all Inventions, as defined below. The term "Inventions" includes, but is not limited to, concepts, ideas, processes, programs, algorithms, methods, formulae, compositions, techniques, articles, and machines, as well as improvements thereof or know-how related thereto) and all original works of authorship (herein "Inventions"), whether or not patentable, copyrightable or protectable as trade secrets, which are conceived or made by me, alone or with others, (i) during the term of this Agreement, if such Inventions relate in any manner to the actual business or research or anticipated business or research disclosed to me, including any business or research conducted by the Company for or jointly with any other party, or (ii) during the term of this Agreement or thereafter, if such Inventions are developed using trade secret information of the Company or result from work performed by me for the Company.

          5.3  Assignment of Inventions.  I hereby assign to the Company my
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entire rights to each Invention described in Section 5.2 hereof.  I will execute all papers and documents as requested by the Company to obtain and enforce any patent, copyright or other protection which the Company elects to obtain or enforce, in any country, in my name or the Company's name (or the name of an appropriate Company affiliate), as the case may be, at the Company's expense.
My obligation to assist the Company in obtaining and enforcing patents, copyrights and other protections shall continue beyond the termination of my services, but the

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Company shall compensate me at a reasonable rate after the termination of my services for time actually spent at the Company's request providing such assistance. If the Company is unable, after reasonable effort, to secure my signature on any document needed to apply for, prosecute or enforce any patent, copyright or other protection relating to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution and enforcement of patents, copyrights or similar protections with the same legal force and effect as if executed by me.

          6.0  No Conflicting Obligations.
               --------------------------

          6.1  No Conflicting Agreements.  The Company understands and agrees
               -------------------------
that during the Consulting Period I may be retained by other companies, corporations, and/or commercial enterprises to perform consulting services. I agree, however, that, during the Consulting Period, I will not, for my account or as an officer, member, employee, consultant, representative or advisor of another, engage in or contribute my knowledge to engineering, development, manufacturing, research, business analysis or sales relating to any product, equipment, process or material that relates in any way to the actual or anticipated business or research and development of the Company for itself or its affiliates without the written permission of the Company. The foregoing provision, however, shall not prohibit me from engaging in any work at any time after the Consulting Period, provided that Confidential Information will not be involved in such work. The provisions of this Section 6.1 will not be construed as limiting to any extent my continuing obligations under any other section of this Agreement.

          6.2  No Conflict With Prior Agreements.  I represent and warrant to
               ---------------------------------
the Company and its affiliates that my retention by the Company and my performance of my obligations under this Agreement do not and conflict with any prior obligations to third parties, including others for whom I perform consulting or other services. I represent and warrant that the Company has not asked me to reveal, nor will I do so, any trade secrets or other proprietary or confidential information that may have been gained by me during my previous employment which I am under obligation not to disclose.

          7.0  Termination.  The Consulting Period may be terminated by me or
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the Company for any reason upon 10 days' prior written notice; and may be terminated immediately for cause upon a breach of this Agreement. My service as President, Chief Executive Officer, Chairman and as a director of the Company may be terminated at any time pursuant to the bylaws and/or the certificate of incorporation of the Company or pursuant to applicable law.

          8.0  Legal Relationship.  My consulting relationship with the Company
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is that of an independent contractor and not as an employee or agent of the
Company. I will not be entitled to any benefits or compensation from the Company except as set forth in this Agreement. I agree that I am responsible for direct payment of any federal or state taxes on the

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compensation paid to me under this Agreement, except to the extent the Company withholds such taxes.

          9.0   Assignment; Binding Upon Estate.  The services to be rendered
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under this Agreement are personal in nature, and my rights and obligations under this Agreement may not be assigned by me without the prior written consent of the Company. Subject to this restriction, this Agreement shall be binding upon me, my heirs, executors, administrators or legal representatives and shall inure to the benefit of the Company and its successors and assigns.

          10.0  Governing Law.  This Agreement shall be governed by the laws of
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the State of Colorado.  Each article shall be independent and separable from all other articles, and the invalidity of an article shall not affect the enforceability of any of the other articles.

          11.0  Remedies. I recognize that any violation of this Agreement by me
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would cause the Company irreparable damage for which other remedies would be inadequate, and I therefore agree that the Company shall have the right to obtain, in addition to all other remedies, such injunctive and other equitable relief from a court of competent jurisdiction as may be necessary or appropriate to prevent any violation of this Agreement.

          12.0  Waiver.  The Company's waiver or failure to enforce the terms of
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this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement.

          13.0  Entire Agreement.  This Agreement contains the entire Agreement
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between the Company and myself relating to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, correspondence, understandings and agreements between us relating to the subject matter hereof. This Agreement may be modified or amended only by mutual written consent of the parties.

          14.0  Fiduciary Obligations. Nothing in this Agreement is intended to,
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nor shall it, limit or in any way alter the fiduciary or other legal obligations that I may have to the Company and its shareholders as a director of the Company, and in the event of a conflict between my duties or obligations hereunder and my fiduciary or other legal duties or obligations, my fiduciary and legal duties and obligations shall govern and control.

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          IN WITNESS WHEREOF, I have signed this Agreement effective as of the date on the first page hereof.

ACCEPTED BY CONSULTANT

/s/ Fred M. Schwarzer
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Name:  Fred M. Schwarzer

ACCEPTED FOR HESKA CORPORATION:

By: /s/ Robert B. Grieve
   ----------------------------

Name: /s/ Robert B. Grieve
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Title: Chief Executive Officer
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                                   EXHIBIT A

1.   Name and Address of Consultant:
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     Fred M. Schwarzer
     1845 Wallenberg Drive
     Fort Collins, CO 80526

2.   Term of Consulting Period:
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     The Term of this Agreement is from December 14, 1998 until the earlier of
     April 30, 2000 or the annual meeting of shareholders of the Company held in 2000, unless earlier terminated as provided below or as provided in Section
     7.0. Unless earlier removed as provided herein, Consultant agrees to act in the roles of President and Chief Executive Officer until December 31, 1998, and Consultant agrees to act in the role of Chairman of the Board of Directors until the earlier of April 30, 2000 or the annual meeting of shareholders of the Company held in 2000. Termination of my role as President, Chief Executive Officer, Chairman or a director alone will not constitute a termination of this Agreement or of my service as a consultant. Upon termination of this Agreement, Consultant will be paid all pay and expenses due hereunder accrued through the date of termination.

3.   Duties of Consultant:
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     During the term of this Agreement, Consultant agrees to provide services to the Company on such projects appropriate for a President, Chief Executive Officer and Chairman of the Board, as applicable, as the Company may request from time to time. The parties agree that after January 1, 1999 Consultant will not be expected to be available more than the equivalent of ten full days in any month through June 30, 1999 or more than five full days in any month thereafter. The Company is not required to use any minimum amount of services. Through December 31, 1998, Consultant will report to the Board of Directors. Beginning January 1, 1999, Consultant will report to the Chief Executive Officer or such other officer as he may direct.

4.   Consulting Fee:
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     For Consultant's services, commitments and covenants hereunder: (a) the
     Company will pay Consultant $30,000, to be paid in two equal installments of $15,000 each on March 31, 1999 and June 30, 1999; and (b) the Company will, unless this Agreement is terminated by Consultant under Section 7.0 or by the Company for cause under Section 7.0, forgive all outstanding indebtedness of principal and interest under the promissory note delivered to Company by Consultant in the original principal amount of $61,950, such forgiveness to be effective on the earliest of (i) April 30, 2000, (ii) the annual meeting of stockholders of the Company held in 2000, or (iii) the date on which the Company terminates this Agreement without cause under
     Section 7.0 or Consultant

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     terminates it for cause under Section 7.0. Consultant will also be reimbursed for his reasonable out-of-pocket expenses incurred on behalf of the Company in connection with the performance of consulting services hereunder, upon presentation of appropriate receipts and otherwise in compliance with the Company's expense policies from time to time. Consultant shall invoice the Company for such expenses and shall be paid within 30 days of receipt of invoice. Invoices shall be sent to:

                    Heska Corporation
                    1613 Prospect Parkway
                    Fort Collins, Colorado  80525
                    Attention:  Yvonne Mulley


SIGNED:

Heska Corporation                       Consultant

By: /s/ Robert B. Grieve                /s/ Fred M. Schwarzer
   ----------------------------         --------------------------------

Typed Name: Robert B. Grieve            Typed Name:  Fred M. Schwarzer
           --------------------                    ---------------------

Title: Chief Executive Officer          SS#:   ###-##-####
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                                        Date:  02/16/99
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